Exhibit 4.15.4


                           AMENDMENT AND WAIVER NO. 2
                               TO CREDIT AGREEMENT

     AMENDMENT AND WAIVER NO. 2 TO CREDIT AGREEMENT ("this Amendment"), dated as of June 15, 2004, among FOAMEX L.P., a Delaware limited partnership (the "Borrower"), the affiliates of the Borrower party hereto, the lending institutions party hereto and BANK OF AMERICA, N.A., as Administrative Agent (the "Administrative Agent").

     WHEREAS, the Borrower, certain of its affiliates as guarantors, the lenders party thereto, the Administrative Agent, Banc of America Securities LLC ("BAS") and GECC Capital Markets Group, Inc., as co-lead arrangers, BAS, as sole book manager, General Electric Capital Corporation, as syndication agent, and Congress Financial Corporation (Central) and Bank One, NA (Main Office Chicago), as co-documentation agents, entered into a certain Credit Agreement, dated as of August 18, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which such lenders have agreed, subject to certain terms and conditions, to make revolving advances and term loans to the Borrower and to issue or to cause the issuance of letters of credit for the account of the Borrower;

     WHEREAS, the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent desire to amend and waive certain provisions of the Credit Agreement;

     NOW,  THEREFORE,  subject to the condition precedent set forth in Section 4
hereof,   the  Borrower,   the   Guarantors,   the  Majority   Lenders  and  the
Administrative Agent hereby agree as follows:

     SECTION 1. CAPITALIZED TERMS. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

     SECTION 2. WAIVER TO CREDIT AGREEMENT.

     2.1 The Administrative Agent and the Majority Lenders hereby waive the provisions of Section 5.2(o)(i) of the Credit Agreement as they relate to the Inventory Appraisal of the Inventory of each Borrower and Foamex Canada required to be delivered to the Administrative Agent on or prior to June 30, 2004; provided, that an Inventory Appraisal with an effective date of June 27, 2004 is delivered to the Administrative Agent on or prior to July 30, 2004 (or such later date, on or prior to August 16, 2004, as agreed to by the Administrative Agent).

     2.2 Except for the specific waiver set forth in this Section 2, nothing herein shall be deemed to be a waiver of any covenant or agreement contained in the Credit Agreement, and the Borrower and Guarantors hereby agree that all of the covenants and agreements contained in the Credit Agreement are hereby ratified and confirmed in all respects.

     SECTION 3. AMENDMENTS TO CREDIT AGREEMENT.

     3.1 The definition of "Restricted Investment" in Appendix A to the Credit Agreement is hereby amended by (i) deleting the "and" at the end of clause (n) thereof,

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(ii) adding the word "and" at the end of clause (o)  thereof and (iii)  adding a new clause (p) which reads as follows:

     (p) investments held by Foamex consisting solely of a promissory note in an original principal amount of $300,000 and preferred stock, in each case issued in exchange for the Promissory Note in the original principal amount of $1,802,807 that is set forth as the thirteenth item on Schedule I, by the issuer of such original Promissory Note.

     3.2 Section 7.11 of the Credit Agreement is hereby amended by adding the parenthetical "(other than sales and issuances by the Parent of equity interests in the Parent)" immediately following the words "equity interests" appearing in the fourth line thereof.

     3.3 The proviso to Section 7.12 of the Credit Agreement is hereby amended by adding a new clause (D) immediately following clause (C) thereof which reads as follows:

     (D) Parent may make a dividend in respect of its common stock of rights to purchase preferred capital stock of the Parent, such rights and preferred capital stock to be governed by and be subject to a rights agreement and certificate of designations of preferred stock in form and substance satisfactory to the Administrative Agent (it being agreed by the Administrative Agent that a Rights Agreement between the Parent and Mellon Investor Services LLC, as rights agent, substantially in the form of the 6/9/2004 draft thereof, document NY5:647730.12, and a certificate of designations, substantially in the form attached as Exhibit A to such draft agreement, are satisfactory to the Administrative Agent).

     SECTION 4. EFFECTIVENESS. This Amendment shall become effective upon the Administrative Agent receiving counterparts hereof duly executed and delivered by the Borrower, the Guarantors, the Majority Lenders and the Administrative Agent.

     SECTION 5. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall be an original, and all of which, taken together, shall constitute a single instrument. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

     SECTION 6. REFERENCES TO CREDIT AGREEMENT. From and after the effectiveness of this Amendment and the waiver and amendments contemplated hereby, all references in the Credit Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Credit Agreement, as amended and modified by this Amendment, and all references in other documents to the Credit Agreement shall mean such agreement as amended and modified by this Amendment.

     SECTION 7. RATIFICATION AND CONFIRMATION. The Credit Agreement is hereby ratified and confirmed and, except as herein agreed, remains in full force and effect. Each of the Borrower and the Guarantors represents and warrants that (i) all representations and warranties contained in the Loan Documents are correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent that such representations or warranties expressly related to a specified prior


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date, in which case such  representations and warranties shall be correct in all material respects as of such specified prior date) and (ii) there exists no Default or Event of Default. Each of the Guarantors hereby ratifies its Guarantee of the Obligations.

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                                       3
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     IN WITNESS  WHEREOF,  the parties  hereto have caused this  Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                FOAMEX L.P.


                                By:  FMXI, Inc., its Managing General Partner


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


                                FMXI, INC.

                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


                                FOAMEX INTERNATIONAL INC.


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Senior Vice President
                                        -----------------------------


                                FOAMEX CANADA INC.


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Treasurer
                                        -----------------------------


                                FOAMEX CAPITAL CORPORATION


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


                                FOAMEX LATIN AMERICA, INC.


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


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                                FOAMEX MEXICO, INC.


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


                                FOAMEX MEXICO II, INC.


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


                                FOAMEX ASIA, INC.


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


                                FOAMEX CARPET CUSHION LLC


                                By: /s/ George L. Karpinski
                                    ---------------------------------

                                Title:  Vice President
                                        -----------------------------


                                BANK OF AMERICA, N.A.,
                                Individually and as Administrative Agent


                                 By:  /s/ William J. Wilson
                                      -------------------------------
                                 Title: Vice President
                                        -----------------------------


                                GENERAL ELECTRIC CAPITAL CORPORATION


                                By: /s/ James DeSantis
                                    ---------------------------------
                                Title:  Duly Authorized Signatory
                                        -----------------------------


                                BANK ONE, NA (Main Office Chicago)


                                By: /s/ Olga Khaniaeva
                                    ---------------------------------
                                Title:  Associate Director
                                        -----------------------------


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                                THE CIT GROUP/COMMERCIAL SERVICES, INC.


                                By: /s/ Brad Stanza
                                    ---------------------------------
                                Title:  Vice President
                                        -----------------------------


                                CONGRESS FINANCIAL CORPORATION
                                (CENTRAL)


                                By: /s/ Thomas A. Martin
                                    ---------------------------------
                                Title:  Vice President
                                        -----------------------------


                                STATE OF CALIFORNIA PUBLIC
                                EMPLOYEES' RETIREMENT SYSTEM


                                By: ______________________________________

                                Title:  __________________________________


                                ORIX FINANCIAL SERVICES, INC.


                                By: ______________________________________

                                Title:  __________________________________


                                WELLS FARGO FOOTHILL, LLC


                                By: /s/ Juan Barrera
                                    ---------------------------------
                                Title:  Vice President
                                        -----------------------------